Exhibit 10.1

April 16, 2019

George Lasezkay

XXXXX

Re:  Offer of Executive Employment

Dear George,

Clearside Biomedical, Inc. (the “Company”), is pleased to offer you limited term employment on the terms set forth in this Offer of Executive Employment (the “Agreement”).  Subject to your execution of this Agreement as provided below, effective as of April 7, 2019 (the “Effective Date”), you will be employed in the position of Interim Chief Executive Officer (“Interim CEO”) on the following terms.

Employment Term

The initial term of this Agreement will end on the date that is six months following the Effective Date (the “Initial Term”), unless terminated prior thereto by either you or the Company.  Thereafter, this Agreement shall automatically renew and your employment shall continue for successive one-month terms (each, a “Renewal Term” and together with the Initial Term, the “Term”) unless either party gives the other written notice of its/his intent not to renew this Agreement at least fifteen days before the expiration of the Initial Term or any Renewal Term.  Either party may terminate this Agreement at any time, for any reason, upon fifteen days’ notice to the other party.  If you resign in accordance with this paragraph, the Company may in its sole discretion set a termination date at any time prior to the end of the fifteen-day notice period, in which case your resignation will be effective as of such earlier date, but you will receive salary through the end of the fifteen-day notice period.  You and the Company expressly agree that designation of the Initial Term and Renewal Terms does not in any way limit the right of either you or the Company to terminate your employment prior to the end of the Initial Term or Renewal Term, as stated herein.

In the event that (1) the Company terminates your employment for Cause (as defined below) or (2) a new Chief Executive Officer commences employment, then the Company is not required to provide the fifteen-day notice period and the termination of your employment will be effective immediately upon notice to you, with no further compensation following your date of termination in the case of a termination under clause (1), but in case of termination under clause (2) you will receive salary through the end of the fifteen-day notice period.  “Cause” for termination will mean that the Company has determined in its reasonable discretion that you have engaged in any of the following: (i) a material breach of any covenant or condition under this Agreement or any other agreement between the parties which causes material harm to the Company; (ii) any act constituting dishonesty, fraud, immoral or disreputable conduct which causes material harm to the Company (including, but not limited to, monetary or reputational harm); (iii) any conduct which constitutes a felony under applicable law; (iv) material violation of any Company policy or any act of misconduct provided the Company provides notice thereof to you and allows five (5) days to cure; (v) refusal to follow or implement a clear and reasonable directive of Company; which causes material harm to the Company; or (vi) breach of fiduciary duty.

When your employment as Interim CEO ends, you will no longer be an employee of the Company; provided, however, your termination of employment will not affect your ability to remain on the Board of Directors of the Company (the “Board”), as determined by the Board and stockholders.

Position

You will serve in an executive capacity and will perform the duties of Interim CEO as commonly associated with this position and such customary duties as are assigned to you from time to time, subject to the oversight and direction of the Board.  You will report to the Board.

You will be permitted to work from your home in Nashville, Tennessee, provided that it is the Company’s expectation that you will work from the Company’s headquarters in Alpharetta, Georgia, and engage in business travel as necessary, which time at the Company headquarters and travel time together shall not exceed 12 days per month.  While this Agreement is in effect, you will work a full-time schedule.

Your employment relationship with the Company will also be governed by the general employment policies and practices of the Company as they may be interpreted, adopted, revised or deleted from time to time in the Company’s sole discretion (except that if the terms of this Agreement differ from or are in conflict with the Company’s general employment policies or practices, this Agreement will control), and you will be required to abide by the general employment policies and practices of the Company.

Compensation

During the Term, your initial base salary will be paid at the rate of $20,360.54 bi-monthly, which equates to $488,653 on an annualized basis, subject to applicable payroll withholdings and deductions and payable in accordance with the Company’s standard payroll practices (“Base Salary”). As an exempt salaried employee, you will be expected to work additional hours as required by the nature of your work assignments and will not be eligible for overtime compensation.

You will be eligible to earn a performance bonus of up to 50% (the “Target Amount”) of your Base Salary earned during the Term.  The amount awarded, if any, to you will be determined against mutually agreed goals, the achievement of which will be determined by the Compensation Committee of the Board, based on its assessment of such goals during the Term.  If a bonus is awarded it shall be paid no later than March 15 of the year following the year in which such bonus was earned.  Notwithstanding the terms of any bonus plan, or Company policy, you do not need to be employed by the Company as of the dates of bonus determination, award or payment to be eligible to earn a performance bonus.

Stock Option

The Company has granted you an option to purchase 250,000 shares of the Company’s common stock (the “Option”) pursuant to the Company’s 2016 Equity Incentive Plan (the “Plan”). Such Option vests as to one-sixth (1/6) the shares on the seventh (7th) day of each month commencing on May 7, 2019, so that it will be fully vested on October 7, 2019, assuming your Continuous Service (as defined in the Plan) as an employee.

One hundred percent (100%) of the then unvested portion of the Option will vest immediately (i) prior to the closing of a Change in Control (as defined in the Plan), subject to your continuing service as Interim CEO through the date that such Change in Control is consummated, or (ii) upon your

2.

termination by the Company without Cause, or request to resign by the Company without Cause, as Interim CEO following the receipt of any indication for interest from a third party for a Change of Control.

Expense Reimbursements

The Company will reimburse you for all customary and appropriate business-related expenses, including reasonable travel expenses, actually incurred consistent with Company policy, as in effect from time to time.  Notwithstanding Company policy, the Company will reimburse you for reasonable rental car expenses for traveling to and from Nashville and Alpharetta.  In addition, the Company will reimburse you for the reasonable legal fees, up to $2,500, that you incur in connection with this Agreement.  For the avoidance of doubt, to the extent that any reimbursements payable to you are subject to the provisions of Section 409A of the Code:  (a) any such reimbursements will be paid no later than December 31 of the year following the year in which the expense was incurred, (b) the amount of expenses reimbursed in one year will not affect the amount eligible for reimbursement in any subsequent year, and (c) the right to reimbursement under this Agreement will not be subject to liquidation or exchange for another benefit.

Benefits

You will be eligible to participate on the same basis as similarly situated employees in the Company’s benefit plans in effect from time to time during your employment.  All matters of eligibility for coverage or benefits under any benefit plan shall be determined in accordance with the provisions of such plan.  The Company reserves the right to change, alter, or terminate any benefit plan in its sole discretion.

Employee Confidential Information and Inventions Agreement

As a condition of employment, you agree to execute and abide by the Company’s Employee Confidential Information and Inventions Agreement (the “Confidential Information Agreement”) attached as Exhibit A.  The Confidential Information Agreement contains provisions that are intended by the parties to survive and do survive termination of this Agreement.

Protection Of Third Party Information

By signing this letter you are representing that you have full authority to accept this position and perform the duties of the position without conflict with any other obligations and that you are not involved in any situation that might create, or appear to create, a conflict of interest with respect to your loyalty to or duties for the Company.  You specifically warrant that you are not subject to an employment agreement or restrictive covenant preventing full performance of your duties to the Company. You agree not to bring to the Company or use in the performance of your responsibilities at the Company any materials or documents of a former employer that are not generally available to the public, unless you have obtained express written authorization from the former employer for their possession and use.  You also agree to honor all obligations to former employers during your employment with the Company.

Miscellaneous

By signing this Agreement, you acknowledge that the terms described in this Agreement, together with your signed Confidential Information Agreement, set forth the entire understanding

3.

between us and supersedes any prior representations or agreements, whether written or oral; there are no terms, conditions, representations, warranties or covenants other than those contained herein.  No term or provision of this Agreement may be amended waived, released, discharged or modified except in writing, signed by you and the Board, except that the Board may, in its sole discretion, adjust salaries, incentive compensation, stock plans, benefits, job titles, locations, duties, responsibilities, and reporting relationships, provided that any such adjustment in conflict with the express terms of this Agreement requires your consent.

Please sign this Agreement and return it to me within seven days to accept employment with the Company on the terms set forth herein.  Our offer of employment will expire if we do not receive the fully signed Agreement from you within this timeframe.  We thank you for your service on the Board to date and look forward to the opportunity to work with you as Interim CEO.

[signatures to follow on next page]

4.

Sincerely,

Clearside Biomedical, Inc.

/s/ Dawn Botteron_________

Name: Dawn Botteron

Title: Director Human Resources

ACCEPTED AND AGREED TO:

/s/ George Lasezkay

George Lasezkay

Date:  April 16, 2019

Exhibit A - Employee Confidential Information and Inventions Agreement

5.

Exhibit A

Employee Confidential Information and Inventions Agreement

In consideration of my employment or continued employment by Clearside Biomedical, Inc. and its subsidiaries, parents, affiliates, successors and assigns (together, “Company”) and the compensation now and later paid to me, I hereby enter into this Employee Confidential Information and Inventions Agreement (the “Agreement”) and agree as follows:

1.

1.Confidential Information Protections.

1.1Recognition of Company’s Rights; Nondisclosure.  I understand and acknowledge that my employment by Company creates a relationship of confidence and trust with respect to Company’s Confidential Information (as defined below) and that Company has a protectable interest therein.  At all times during and after my employment, I will hold in confidence and will not disclose, use, lecture upon or publish any of Company’s Confidential Information, except as such disclosure, use or publication may be required in connection with my work for Company, or unless an officer of Company expressly authorizes such disclosure in writing.  I will obtain Company’s written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that discloses and/or incorporates any Confidential Information.  I hereby assign to Clearside Biomedical, Inc. any rights I may have or acquire in such Confidential Information and recognize that all Confidential Information shall be the sole and exclusive property of Clearside Biomedical, Inc. and its assigns. I will take all reasonable precautions to prevent the inadvertent or accidental disclosure of Confidential Information.  Notwithstanding the foregoing, pursuant to 18 U.S.C. Section 1833(b), I shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that: (1) is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

1.2Confidential Information.  The term “Confidential Information” shall mean any and all confidential knowledge, data or information of Company. By way of illustration but not limitation, “Confidential Information” includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, software in source or object code versions, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques and any other proprietary technology and all Intellectual Property Rights therein (collectively, “Inventions”); (b) information regarding research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, margins, discounts, credit terms, pricing and billing policies, quoting procedures, methods of obtaining business, forecasts, future plans and potential strategies, financial projections and business strategies, operational plans, financing and capital-raising plans, activities and agreements, internal services and operational manuals,  methods of conducting Company business, suppliers and supplier information, and purchasing; (c) information regarding customers and potential customers of Company, including customer lists, names, representatives, their needs or desires with respect to the types of products or services offered by Company, proposals, bids, contracts and their contents and parties, the type and quantity of products and services provided or sought to be provided to customers and potential customers of Company and other non-public information relating to customers and potential customers; (d) information regarding any of Company’s business partners and their services, including names; representatives, proposals, bids, contracts and their contents and parties, the type and quantity of products and services received by Company, and other non-public information relating to business partners; (e) information regarding personnel, employee lists, compensation, and  employee skills; and (f) any other non-public information which a competitor of Company could use to the competitive disadvantage of Company.  Notwithstanding the foregoing, it is understood that, at all such times, I am free to use information which was known to me prior to employment with Company or which is generally known in the trade or industry through no breach of this Agreement or other act or omission by me.  Notwithstanding the foregoing or anything to the contrary in this Agreement or any other agreement between Company and me, nothing in this Agreement shall limit my right to discuss my employment or report possible violations of law or regulation with the Equal Employment Opportunity Commission, United States Department of Labor, the National Labor Relations Board, the Securities and Exchange Commission, or other federal government agency or similar state or local agency or to discuss the terms and conditions of my employment with others to the extent expressly permitted by Section 7 of the National Labor Relations Act or to the extent that such disclosure is protected under the applicable provisions of law or regulation, including but not limited to “whistleblower” statutes or other similar provisions that protect such disclosure.

1.3Third Party Information.  I understand, in addition, that Company has received and, in the future, will receive from third parties their confidential and/or proprietary knowledge, data or information (“Third Party Information”) subject to a duty on Company’s part to

6.

maintain the confidentiality of such information and to use it only for certain limited purposes.  During my employment and thereafter, I will hold Third Party Information in confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for Company) or use, except in connection with my work for Company, Third Party Information unless expressly authorized by an officer of Company in writing.

1.4Term of Nondisclosure Restrictions.  I understand that Confidential Information and Third-Party Information is never to be used or disclosed by me, as provided in this Section 1.  If a temporal limitation on my obligation not to use or disclose such information is required under applicable law, and the Agreement or its restriction(s) cannot otherwise be enforced, I agree and Company agrees that the two (2) year period after the date my employment ends will be the temporal limitation relevant to the contested restriction, provided, however, that this sentence will not apply to trade secrets protected without temporal limitation under applicable law.

1.5No Improper Use of Information of Prior Employers and Others.  During my employment by Company, I will not improperly use or disclose confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person.

2.Assignments of Inventions.

2.1Definitions.  As used in this Agreement, the term “Intellectual Property Rights” means all trade secrets, Copyrights, trademarks, mask work rights, patents and other intellectual property rights recognized by the laws of any jurisdiction or country; the term “Copyright” means the exclusive legal right to reproduce, perform, display, distribute and make derivative works of  a work of authorship (as a literary, musical, or artistic work) recognized by the laws of any jurisdiction or country;  and  the term “Moral Rights” means all paternity, integrity, disclosure, withdrawal, special and any other similar rights recognized by the laws of any jurisdiction or country.

2.2Excluded Inventions and Other Inventions.  Attached hereto as Exhibit A is a list describing all existing Inventions, if any, that may relate to Company’s business or actual or demonstrably anticipated research or development and that were made by me or acquired by me prior to the commencement of my employment with, and which are not to be assigned to,

Company (“Excluded Inventions”).  If no such list is attached, I represent and agree that it is because I have no rights in any existing Inventions that may relate to Company’s business or actual or demonstrably anticipated research or development.  For purposes of this Agreement, “Other Inventions” means Inventions in which I have or may have an interest, as of the commencement of my employment, other than Company Inventions (defined below) and Excluded Inventions.  I acknowledge and agree that if I use any Excluded Inventions or any Other Inventions in the scope of my employment, or if I include any Excluded Inventions or Other Inventions in any product or service of Company, or if my rights in any Excluded Inventions or Other Inventions may block or interfere with, or may otherwise be required for, the exercise by Company of any rights assigned to Company under this Agreement, I will immediately so notify Company in writing.  Unless Company and I agree otherwise in writing as to particular Excluded Inventions or Other Inventions, I hereby grant to Company, in such circumstances (whether or not I give Company notice as required above), a non-exclusive, perpetual, transferable, fully-paid and royalty-free, irrevocable and worldwide license, with rights to sublicense through multiple levels of sublicensees, to reproduce, make derivative works of, distribute, publicly perform, and publicly display in any form or medium, whether now known or later developed, make, have made, use, sell, import, offer for sale, and exercise any and all present or future rights in, such Excluded Inventions and Other Inventions.  To the extent that any third parties have rights in any such Other Inventions, I hereby represent and warrant that such third party or parties have validly and irrevocably granted to me the right to grant the license stated above.

2.3Assignment of Company Inventions. Inventions assigned to Clearside Biomedical, Inc., or to a third party as directed by Clearside Biomedical, Inc. pursuant to Section 2.6, are referred to in this Agreement as “Company Inventions.”  Subject to Section 2.4 (Unassigned or Nonassignable Inventions) and except for Excluded Inventions set forth in Exhibit A and Other Inventions, I hereby assign to Clearside Biomedical, Inc. all my right, title, and interest in and to any and all Inventions (and all Intellectual Property Rights with respect thereto) made, conceived, reduced to practice, or learned by me, either alone or with others, during the period of my employment by Company.  To the extent required by applicable Copyright laws, I agree to assign in the future (when any copyrightable Inventions are first fixed in a tangible medium of expression) my Copyright rights in and to such Inventions.  Any assignment of Company Inventions (and all Intellectual Property Rights with respect thereto) hereunder includes an assignment of all Moral Rights.  To the extent such Moral Rights cannot be assigned to Clearside Biomedical, Inc. and to the extent the following is allowed by the laws in any country where Moral Rights exist, I hereby unconditionally and

1.

irrevocably waive the enforcement of such Moral Rights, and all claims and causes of action of any kind against Company or related to Company’s customers, with respect to such rights.  I further acknowledge and agree that neither my successors-in-interest nor legal heirs retain any Moral Rights in any Company Inventions (and any Intellectual Property Rights with respect thereto).

2.4Unassigned or Nonassignable Inventions.  I recognize that this Agreement will not be deemed to require assignment of any Invention that I developed entirely on my own time without using Company’s equipment, supplies, facilities, trade secrets or Confidential Information, except for those Inventions that either (i) relate to Company’s actual or anticipated business, research or development, or (ii) result from or are connected with work performed by me for Company.  In addition, this Agreement does not apply to any Invention which qualifies fully for protection from assignment to Company under any specifically applicable state law, regulation, rule or public policy (“Specific Inventions Law”).

2.5Obligation to Keep Company Informed.  During the period of my employment and for one (1) year after termination of my employment, I will promptly and fully disclose to Company in writing all Inventions authored, conceived, or reduced to practice by me, either alone or jointly with others.  In addition, I will promptly disclose to Company all patent applications filed by me or on my behalf within one (1) year after termination of employment.  At the time of each such disclosure, I will advise Company in writing of any Inventions that I believe fully qualify for protection under the provisions of any applicable Specific Inventions Law; and I will at that time provide to Company in writing all evidence necessary to substantiate that belief.  Company will keep in confidence and will not use for any purpose or disclose to third parties without my consent any Confidential Information disclosed in writing to Company pursuant to this Agreement relating to Inventions that qualify fully for protection under a Specific Inventions Law.  I will preserve the confidentiality of any Invention that does not fully qualify for protection under a Specific Inventions Law.

2.6Government or Third Party. I agree that, as directed by Company, I will assign to a third party, including without limitation the United States, all my right, title, and interest in and to any particular Company Invention.

2.7Ownership of Work Product.

(a)I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by Copyright are “works made for hire,” pursuant to United States Copyright Act (17 U.S.C.,

Section 101).

(b)I agree that Clearside Biomedical, Inc. will exclusively own all work product that is made by me (solely or jointly with others) within the scope of my employment, and I hereby irrevocably and unconditionally assign to Clearside Biomedical, Inc. all right, title, and interest worldwide in and to such work product. I understand and agree that I have no right to publish on, submit for publishing, or use for any publication any work product protected by this Section, except as necessary to perform services for Company.

2.8Enforcement of Intellectual Property Rights and Assistance.  I will assist Company in every proper way to obtain, and from time to time enforce, United States and foreign Intellectual Property Rights and Moral Rights relating to Company Inventions in any and all countries.  To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Intellectual Property Rights and the assignment thereof.  In addition, I will execute, verify and deliver assignments of such Intellectual Property Rights to Clearside Biomedical, Inc. or its designee, including the United States or any third party designated by Clearside Biomedical, Inc.  My obligation to assist Company with respect to Intellectual Property Rights relating to such Company Inventions in any and all countries will continue beyond the termination of my employment, but Company will compensate me at a reasonable rate after my termination for the time actually spent by me at Company’s request on such assistance. In the event Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in this paragraph, I hereby irrevocably designate and appoint Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me.  I hereby waive and quitclaim to Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Intellectual Property Rights assigned under this Agreement to Clearside Biomedical, Inc.

2.9Incorporation of Software Code.  I agree that I will not incorporate into any Company software or otherwise deliver to Company any software code licensed under the GNU General Public License or Lesser General Public License or any other license that, by its terms, requires or conditions the use or distribution of such code on the disclosure, licensing, or distribution of any source code owned or licensed by Company except

2.

in strict compliance with Company’s policies regarding the use of such software.

3.Records.  I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that is required by Company) of all Confidential Information developed by me and all Company Inventions made by me during the period of my employment at Company, which records will be available to and remain the sole property of Company at all times.

4.Duty of Loyalty During Employment.  I agree that during the period of my employment by Company I will not, without Company’s express written consent, directly or indirectly engage in any employment or business activity which is directly or indirectly competitive with, or would otherwise conflict with, my employment by Company.

5.No Conflicting Agreement or Obligation.  I represent that my performance of all the terms of this Agreement and as an employee of Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by Company.  I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict with this Agreement.

6.Return of Company Property.  When I leave the employ of Company, I will deliver to Company any and all drawings, notes, memoranda, specifications, devices, formulas and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Confidential Information of Company.  I agree that I will not copy, delete, or alter any information contained upon my Company computer or Company equipment before I return it to Company.  In addition, if I have used any personal computer, server, or e-mail system to receive, store, review, prepare or transmit any Company information, including but not limited to, Confidential Information, I agree to provide Company with a computer-useable copy of all such Confidential Information and then permanently delete and expunge such Confidential Information from those systems; and I agree to provide Company access to my system as reasonably requested to verify that the necessary copying and/or deletion is completed.  I further agree that any property situated on Company’s premises and owned by Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company’s personnel at any time with or without notice.  Prior to leaving, I will cooperate with Company in attending an exit interview and completing and signing Company’s termination statement if required to do so by Company.

7.Legal and Equitable Remedies.

7.1I agree that it may be impossible to assess the damages caused by my violation of this Agreement or any of its terms.  I agree that any threatened or actual violation of this Agreement or any of its terms will constitute immediate and irreparable injury to Company and Company will have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that Company may have for a breach or threatened breach of this Agreement.

7.2  I agree that if Company is successful in whole or in part in any legal or equitable action against me under this Agreement, Company will be entitled to payment of all costs, including reasonable attorneys’ fees, from me.

8.Notices.  Any notices required or permitted under this Agreement will be given to Company at its headquarters location at the time notice is given, labeled “Attention Chief Executive Officer,” and to me at my address as listed on Company payroll, or at such other address as Company or I may designate by written notice to the other.  Notice will be effective upon receipt or refusal of delivery.  If delivered by certified or registered mail, notice will be considered to have been given five (5) business days after it was mailed, as evidenced by the postmark.  If delivered by courier or express mail service, notice will be considered to have been given on the delivery date reflected by the courier or express mail service receipt.

9.Notification Of New Employer.  If I leave the employ of Company, I consent to the notification of my new employer of my rights and obligations under this Agreement, by Company providing a copy of this Agreement or otherwise.

10.General Provisions.

10.1Governing Law; Consent to Personal Jurisdiction.  This Agreement will be governed by and construed according to the laws of the State of Tennessee as such laws are applied to agreements entered into and to be performed entirely within Tennessee between Tennessee residents.  I hereby expressly consent to the personal jurisdiction and venue of the state and federal courts located in the state in which Company’s headquarters are located for any lawsuit filed there against me by Company arising from or related to this Agreement.

10.2Severability.  In case any one or more of the provisions, subsections, or sentences contained in this Agreement will, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect the other provisions of this Agreement, and this Agreement will be

3.

construed as if such invalid, illegal or unenforceable provision had never been contained in this Agreement.  If moreover, any one or more of the provisions contained in this Agreement will for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it will be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it will then appear.

10.3Successors and Assigns.  This Agreement is for my benefit and the benefit of Company, its successors, assigns, parent corporations, subsidiaries, affiliates, and purchasers, and will be binding upon my heirs, executors, administrators and other legal representatives.

10.4Survival.  The provisions of this Agreement will survive the termination of my employment, regardless of the reason, and the assignment of this Agreement by Company to any successor in interest or other assignee.

10.5Employment At-Will.  I agree and understand that nothing in this Agreement will change my at-will employment status or confer any right with respect to continuation of employment by Company, nor will it interfere in any way with my right or Company’s right to terminate my employment at any time, with or without cause or advance notice.

10.6Waiver.  No waiver by Company of any breach of this Agreement will be a waiver of any preceding or succeeding breach.  No waiver by Company of any right under this Agreement will be construed as a waiver of any other right.  Company will not be required to give notice to enforce strict adherence to all terms of this Agreement.

10.7Export.  I agree not to export, reexport, or transfer, directly or indirectly, any U.S. technical data acquired from Company or any products utilizing such data, in violation of the United States export laws or regulations.

10.8Advice of Counsel.  I ACKNOWLEDGE THAT, IN EXECUTING THIS AGREEMENT, I HAVE HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND I HAVE READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT.  THIS AGREEMENT WILL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION OF THIS AGREEMENT.

10.9Entire Agreement.  The obligations pursuant to Sections 1 and 2 (except Subsections 2.4 and 2.7(a)) of this Agreement will apply to any time during which I was previously engaged, or am in the future engaged, by Company as a consultant if no other agreement governs nondisclosure and assignment of Inventions during such period.  This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter of this Agreement and supersedes and merges all prior discussions between us.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged.  Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

4.

This Agreement will be effective as of April 7, 2019.

I have read this agreement carefully and understand its terms.  I have completely filled out Exhibit A to this Agreement.

(Signature)

(Printed Name)

______________________________________________

(Date)

Accepted and Agreed To:

Clearside Biomedical, Inc.

By:

               Name:

               Title:

[Signature Page to Confidential Information and Inventions

Agreement]

5.